Exhibit 10.1

EXECUTION COPY

SALE AGREEMENT

dated as of November 5, 2015

between

FIFTH THIRD HOLDINGS FUNDING, LLC

and

FIFTH THIRD AUTO TRUST 2015-1

EXHIBITS

Exhibit A	Form of Assignment Pursuant to Sale Agreement
Schedule I	Representations and Warranties with Respect to the Receivables
Schedule II	Notice Addresses
Schedule III	Perfection Representations, Warranties and Covenants

Appendix A	Definitions

i	Sale Agreement (2015-1)

This SALE AGREEMENT is made and entered into as of November 5, 2015 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”) by FIFTH THIRD HOLDINGS FUNDING, LLC, a Delaware limited liability company (the “Seller”), and FIFTH THIRD AUTO TRUST 2015-1, a Delaware statutory trust (the “Issuer”).

WITNESSETH:

WHEREAS, the Issuer desires to purchase from the Seller a portfolio of motor vehicle receivables, including motor vehicle retail installment sale contracts and/or installment loans that are secured by new and used automobiles, light-duty trucks, vans and other motor vehicles; and

WHEREAS, the Seller is willing to sell such portfolio of motor vehicle receivables and related property to the Issuer on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

SECTION 1.1 Definitions. Except as otherwise defined herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which contains rules as to usage that are applicable herein.

SECTION 1.2 Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP (provided, that, to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control); (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” (and all variations thereof) means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Sale Agreement (2015-1)

ARTICLE II

PURCHASE

SECTION 2.1 Conveyance of Transferred Assets. In consideration of the Issuer’s sale and delivery to, or upon the order of, the Seller of (i) all of the Notes and (ii) the Certificates on the Closing Date, the Seller does hereby transfer, assign, sell, contribute and otherwise convey to the Issuer without recourse (subject to the obligations herein) on the Closing Date all of its right, title, interest, claims and demands, whether now owned or hereafter acquired, in, to and under the Transferred Assets, as evidenced by an assignment substantially in the form of Exhibit A (the “Assignment”) delivered on the Closing Date. The sale, transfer, assignment, contribution and conveyance made hereunder does not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Seller, FTH LLC or the Originator to the Obligors, the Dealers, insurers or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.1 Representations and Warranties of Seller. The Seller makes the following representations and warranties as of the Closing Date on which the Issuer will be deemed to have relied in acquiring the Transferred Assets. The representations and warranties will survive the conveyance of the Transferred Assets to the Issuer pursuant to this Agreement and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a) Existence and Power. The Seller is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, all power and authority to carry on its business as it is now conducted. The Seller has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Seller to perform its obligations under the Transaction Documents or affect the enforceability or collectibility of the Receivables or any other part of the Transferred Assets.

(b) Authorization and No Contravention. The execution, delivery and performance by the Seller of the Transaction Documents to which it is a party (i) have been duly authorized by all necessary limited liability company action on the part of the Seller and (ii) do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational documents or (C) any material agreement, contract, order or other instrument to which it is a party or its property is subject (other than, in the case of clauses (A), (B) and (C), violations which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Seller’s ability to perform its obligations under, the Transaction Documents).

-2-	Sale Agreement (2015-1)

(c) No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Seller of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables or any other part of the Transferred Assets or would not materially and adversely affect the ability of the Seller to perform its obligations under the Transaction Documents.

(d) Binding Effect. Each Transaction Document to which the Seller is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors of limited liability companies from time to time in effect or by general principles of equity.

(e) No Proceedings. There are no Proceedings pending or, to the knowledge of the Seller, threatened against the Seller before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under this Agreement or any of the other Transaction Documents or the collectibility or enforceability of the Receivables or (iv) relate to the Seller that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

(f) Lien Filings. The Seller is not aware of any material judgment, ERISA or tax lien filings against the Seller.

SECTION 3.2 Liability of the Seller.

(a) The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

(b) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee from and against any loss, liability or expense incurred by reason of the Seller’s violation of federal or state securities laws in connection with the registration or the sale of the Notes.

(c) The Seller will pay any and all taxes levied or assessed upon the Issuer or upon all or any part of the Trust Estate.

(d) Indemnification under this Section 3.2 will survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and will include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Seller has made any indemnity payments pursuant to this Section 3.2 and the Person to or on

-3-	Sale Agreement (2015-1)

behalf of whom such payments are made thereafter collects any of such amounts from others, such Person will promptly repay such amounts to the Seller, without interest.

(e) The Seller’s obligations under this Section 3.2 are obligations solely of the Seller and will not constitute a claim against the Seller to the extent that the Seller does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, the Issuer, the Servicer, the Indenture Trustee and the Owner Trustee, by entering into or accepting this Agreement, acknowledge and agree that they have no right, title or interest in or to the Other Assets of the Seller. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, the Issuer, the Servicer, the Indenture Trustee or the Owner Trustee either (i) asserts an interest in, claim to or benefit in or from, Other Assets or (ii) is deemed to have any such interest in, claim to or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then the Issuer, the Servicer, the Indenture Trustee or the Owner Trustee further acknowledges and agrees that any such interest in, claim to or benefit in or from, Other Assets is and will be expressly subordinated to the indefeasible payment in full of the other obligations and liabilities, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Seller), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. The Issuer, the Servicer, the Indenture Trustee and the Owner Trustee each further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 3.2(e) and the terms of this Section 3.2(e) may be enforced by an action for specific performance. The provisions of this Section 3.2(e) will be for the third-party benefit of those entitled to rely thereon and will survive the termination of this Agreement.

SECTION 3.3 Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (i) into which the Seller may be merged or converted or with which it may be consolidated, to which it may sell or transfer its business and assets as a whole or substantially as a whole, (ii) resulting from any merger, sale, transfer, conversion, or consolidation to which the Seller shall be a party, (iii) succeeding to the business of the Seller or (iv) more than 50% of the voting stock or voting power and 50% or more of the economic equity of which is owned directly or indirectly by Fifth Third Bancorp, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, will be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement anything herein to the contrary notwithstanding. The Seller shall provide notice of any merger, conversion, consolidation or succession pursuant to this Section 3.3 to the Administrator. Notwithstanding the foregoing, if the Seller enters into any of the foregoing transactions and is not the surviving entity, the Seller will deliver to the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve

-4-	Sale Agreement (2015-1)

and protect the interest of the Issuer and the Indenture Trustee, respectively, in the Receivables, or (B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

SECTION 3.4 Seller May Own Notes. The Seller, and any Affiliate of the Seller, may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes so owned by the Seller or any such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement and the other Transaction Documents, without preference, priority, or distinction as among all of the Notes. Unless all Notes are owned by the Issuer, the Seller, the Servicer, the Administrator or any of their respective Affiliates, any Notes owned by the Issuer, the Seller, the Servicer, the Administrator or any of their respective Affiliates shall be disregarded with respect to the determination of any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any other Transaction Document.

SECTION 3.5 Sarbanes-Oxley Act Requirements. To the extent any documents are required to be filed or any certification is required to be made with respect to the Issuer or the Notes pursuant to the Sarbanes-Oxley Act, the Issuer hereby authorizes the Seller to prepare, sign, certify and file any such documents or certifications on behalf of the Issuer.

SECTION 3.6 Compliance with Organizational Documents. The Seller shall comply with its limited liability company agreement and other organizational documents.

SECTION 3.7 Representations and Warranties of the Seller as to each Receivable. The Seller hereby makes the representations and warranties set forth on Schedule I as to the Receivables sold, contributed, transferred, assigned and otherwise conveyed to the Issuer under this Agreement on which such representations and warranties the Issuer relies in acquiring the Receivables. Such representations and warranties shall survive the Grant of the Receivables by the Issuer to the Indenture Trustee pursuant to the Indenture. Notwithstanding any statement to the contrary contained herein or in any other Transaction Document, the Seller shall not be required to notify any insurer with respect to any Insurance Policy obtained by an Obligor or to notify any Dealer about any aspect of the transaction contemplated by the Transaction Documents.

SECTION 3.8 Repurchase upon Breach. Upon discovery by or notice to the Issuer or the Seller of a breach of any of the representations and warranties set forth in Section 3.7 with respect to any Receivable at the time such representations and warranties were made which materially and adversely affects the interests of the Issuer or the Noteholders, the party discovering such breach or receiving such notice shall give prompt written notice thereof to the other party; provided, that delivery of a Servicer’s Certificate which identifies the Receivables that are being or have been repurchased shall be deemed to constitute prompt notice of such breach; provided, further, that the failure to give such notice shall not affect any obligation of the Seller hereunder. If the breach materially and adversely affects the interests of the Issuer or the Noteholders, then the Seller shall either (a) correct or cure such breach or (b) repurchase such Receivable from the Issuer (or its assignee), in either case on or before the Payment Date

-5-	Sale Agreement (2015-1)

following the end of the Collection Period which includes the sixtieth (60th) day (or, if the Seller elects, an earlier date) after the date that the Seller became aware or was notified of such breach. Any such breach or failure will be deemed not to have a material and adverse effect if such breach or failure does not affect the ability of the Issuer (or its assignee) to receive and retain timely payment in full on such Receivable. Any such purchase by the Seller shall be at a price equal to the Repurchase Price. In consideration for such repurchase, the Seller shall make (or shall cause to be made) a payment to the Issuer (or its assignee) equal to the Repurchase Price by depositing such amount into the Collection Account prior to 11:00 a.m., New York City time on the date of such repurchase, if such repurchase date is not a Payment Date or, if such repurchase date is a Payment Date, then prior to the close of business on the Business Day prior to such repurchase date. Upon payment of such Repurchase Price by the Seller, the Issuer (and the Indenture Trustee upon written direction from the Issuer) shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as may be reasonably requested by the Seller to evidence such release, transfer or assignment or more effectively vest in the Seller or its designee any Receivable and the related Transferred Assets repurchased pursuant hereto. It is understood and agreed that the obligation of the Seller to purchase any Receivable as described above shall constitute the sole remedy respecting such breach available to the Issuer (and the Indenture Trustee).

SECTION 3.9 Protection of Title.

(a) The Seller shall authorize and file such financing statements and cause to be authorized and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer under this Agreement in the Receivables (other than any Related Security with respect thereto, to the extent that the interest of the Issuer therein cannot be perfected by the filing of a financing statement). The Seller shall deliver (or cause to be delivered) to the Issuer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) The Seller shall notify the Issuer in writing within ten (10) days following the occurrence of (i) any change in the Seller’s organizational structure as a limited liability company, (ii) any change in the Seller’s “location” (within the meaning of Section 9-307 of the UCC of all applicable jurisdictions) and (iii) any change in the Seller’s name and shall take all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not practicable to take such action in advance) reasonably necessary or advisable in the opinion of the Issuer to amend all previously filed financing statements or continuation statements described in paragraph (a) above. The Seller will at all times maintain its “location” within the United States.

(c) The Seller shall maintain (or shall cause the Servicer to maintain) its computer systems so that, from time to time after the conveyance under this Agreement of the Receivables, the master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer (or any subsequent assignee of the Issuer) in such Receivable and that such Receivable is owned by such Person. Indication of such Person’s interest in a Receivable shall not be deleted from or modified on such computer systems until, and only until, the related Receivable shall have been paid in full or repurchased.

-6-	Sale Agreement (2015-1)

(d) If at any time the Seller shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Seller shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer (or any subsequent assignee of the Issuer).

SECTION 3.10 Other Liens or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, the Seller shall not sell, pledge, assign or transfer the Receivables or other property transferred to the Issuer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any interest therein, and the Seller shall defend the right, title and interest of the Issuer in, to and under such Receivables or other property transferred to the Issuer against all claims of third parties claiming through or under the Seller.

SECTION 3.11 Perfection Representations, Warranties and Covenants. The Seller hereby makes the perfection representations, warranties and covenants set forth on Schedule III hereto to the Issuer, and the Issuer shall be deemed to have relied on such representations, warranties and covenants in acquiring the Transferred Assets.

SECTION 3.12 Compliance with the FDIC Rule. The Seller (i) shall perform the covenants set forth in Article XII of the Indenture applicable to it and (ii) shall facilitate compliance with Article XII of the Indenture by the Fifth Third Parties.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Transfers Intended as Sale; Security Interest.

(a) Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales, transfers, assignments and contributions rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Receivables and the related Transferred Assets shall not be part of the Seller’s estate in the event of a bankruptcy or insolvency of the Seller. The sales and transfers by the Seller of the Receivables and related Transferred Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, the Seller, except as otherwise specifically provided herein. The limited rights of recourse specified herein against the Seller are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectibility of the Receivables.

(b) Notwithstanding the foregoing, in the event that the Receivables and other Transferred Assets are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other Transferred Assets, then it is intended that:

-7-	Sale Agreement (2015-1)

(i) This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii) The conveyance provided for in Section 2.1 shall be deemed to be a grant by the Seller of, and the Seller hereby grants to the Issuer, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other Transferred Assets, to secure such indebtedness and the performance of the obligations of the Seller hereunder;

(iii) The possession by the Issuer or its agent of the Receivable Files and any other property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a Person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv) Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.

SECTION 4.2 Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by facsimile or e-mail (if an applicable facsimile number or e-mail address is provided on Schedule II to this Agreement), and addressed in each case as specified on Schedule II to this Agreement, or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder mailed within the time and manner prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

SECTION 4.3 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 4.4 Headings. The section headings hereof have been inserted for convenience only and shall not be construed to affect the meaning, construction or effect of this Agreement.

-8-	Sale Agreement (2015-1)

SECTION 4.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, regardless of whether delivered in physical or electronic form, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 4.6 Amendment.

(a) Any term or provision of this Agreement (including Appendix A hereto) may be amended by the Seller without the consent of the Indenture Trustee, any Noteholder, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i) The Seller delivers an Opinion of Counsel or an Officer’s Certificate to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii) The Rating Agency Condition is satisfied with respect to such amendment and the Seller notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b) This Agreement (including Appendix A) may also be amended from time to time by the Seller, with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Note Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

(c) Prior to the execution of any amendment pursuant to this Section 4.6, the Seller shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment, the Seller shall furnish a copy of such amendment to each Rating Agency, the Issuer and the Indenture Trustee; provided, that no amendment pursuant to this Section 4.6 shall be effective which materially and adversely affects the rights, protections or duties of the Owner Trustee or the Indenture Trustee without the prior written consent of such Person.

(d) Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and an Officer’s Certificate of the Depositor or the Administrator that all conditions precedent to the execution and delivery of such amendment have been satisfied.

(e) Notwithstanding subsections (a) or (b) of this Section 4.6, this Agreement may only be amended by the Seller if (i) the Majority Certificateholders consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Seller or an

-9-	Sale Agreement (2015-1)

Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders. It will not be necessary for the consent of Certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Certificateholders will be subject to such reasonable requirements as the Owner Trustee may prescribe.

SECTION 4.7 Waivers. No failure or delay on the part of the Seller, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Issuer or the Seller in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by either party under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 4.8 Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

SECTION 4.9 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 4.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

SECTION 4.11 Acknowledgment and Agreement. By execution below, the Seller expressly acknowledges and consents to the Grant of a security interest in the Receivables and the other Transferred Assets by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders. In addition, the Seller hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of the Issuer under this Agreement in the event that the Issuer shall fail to exercise the same.

SECTION 4.12 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

-10-	Sale Agreement (2015-1)

SECTION 4.13 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party and (ii) such party shall not commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.

SECTION 4.14 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such Proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 4.2 of this Agreement;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 4.15 Limitation of Liability of Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as Owner Trustee of the

-11-	Sale Agreement (2015-1)

Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association, but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either express or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and any Person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Agreement and (e) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or the other related documents.

[Remainder of Page Intentionally Left Blank]

-12-	Sale Agreement (2015-1)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

FIFTH THIRD HOLDINGS FUNDING, LLC

By:	/s/ Neil J. Prendergast
Name:	Neil J. Prendergast
Title:	Senior Vice President and Secretary

FIFTH THIRD AUTO TRUST 2015-1

By:	Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By:	/s/ Erwin M. Soriano
Name:	Erwin M. Soriano
Title:	Vice President

S-1	Sale Agreement (2015-1)

EXHIBIT A

FORM OF

ASSIGNMENT PURSUANT TO SALE AGREEMENT

November 5, 2015

For value received, in accordance with the Sale Agreement, dated as of November 5, 2015 (the “Agreement”), between Fifth Third Holdings Funding, LLC, a Delaware limited liability company (“the Seller”), and Fifth Third Auto Trust 2015-1, a Delaware statutory trust (the “Issuer”), on the terms and subject to the conditions set forth in the Agreement, the Seller does hereby sell, transfer, assign and otherwise convey to the Issuer without recourse (subject to the obligations in the Agreement), all right, title, interest, claims and demands in, to and under the Transferred Assets, whether now owned or hereafter acquired.

The foregoing sale does not constitute and is not intended to result in any assumption by the Issuer of any obligation of the undersigned, FTH LLC or the Originator to the Obligors, the Dealers, insurers or any other Person in connection with the Receivables, or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Agreement and is governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Appendix A to the Agreement.

[Remainder of page intentionally left blank]

Exhibit A-1	Sale Agreement (2015-1)

IN WITNESS WHEREOF, the undersigned has caused this assignment to be duly executed as of the date first above written.

FIFTH THIRD HOLDINGS FUNDING, LLC

By:
Name:
Title:

Exhibit A-2	Sale Agreement (2015-1)

SCHEDULE I

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE RECEIVABLES

(a)	Characteristics of Receivables. As of the Cut-Off Date (or such other date as may be specifically set forth below), each Receivable:

(i)	has been fully and properly executed or electronically authenticated by the Obligor thereto;

(ii)	has either (A) been originated by a Dealer in the ordinary course of such Dealer’s business to finance the retail sale by a Dealer of the related Financed Vehicle and has been purchased by the Originator in the ordinary course of its respective business or (B) has been originated or acquired directly by the Originator in accordance with its customary practices;

(iii)	as of the Closing Date, is secured by a first priority validly perfected security interest in the Financed Vehicle in favor of the Originator, as secured party, or all necessary actions have been commenced that would result in a first priority security interest in the Financed Vehicle in favor of the Originator, as secured party, which security interest, in either case, is assignable and has been so assigned (x) by the Originator to FTH LLC, (y) by FTH LLC to the Seller and (z) by the Seller to the Issuer;

(iv)	contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security;

(v)	provided, at origination, for level monthly payments which fully amortize the initial Outstanding Principal Balance over the original term; provided, that the amount of the first or last payment may be different from the level payment but in no event more than three times the level monthly payment;

(vi)	provides for interest at the Contract Rate specified in the Schedule of Receivables; and

(vii)	was originated in the United States.

(b)	Individual Characteristics. As of the Cut-Off Date (or such other date as may be specifically set forth below), each Receivable has the following individual characteristics:

(i)	each Receivable is secured by a new or used automobile, light-duty truck, van or other motor vehicle;

(ii)	each Receivable has a Contract Rate of no less than 0.00% and not more than 11.24%;

Schedule I-1	Sale Agreement (2015-1)

(iii)	each Receivable had an original term to maturity of not more than 84 months and not less than 24 months and each Receivable has a remaining term to maturity, as of the Cut-Off Date, of not more than 73 months and not less than 2 months;

(iv)	each Receivable has an Outstanding Principal Balance as of the Cut-Off Date of at least $1,001.04;

(v)	no Receivable has a scheduled maturity date later than January 2, 2022;

(vi)	no Receivable was more than 30 days past due as of the Cut-Off Date;

(vii)	as of the Cut-Off Date, no Receivable was noted in the records of the Servicer as being the subject of any pending bankruptcy or insolvency Proceeding;

(viii)	each Receivable is a Simple Interest Receivable;

(ix)	each Receivable was selected using selection procedures that were not known or intended by the Seller to be adverse to the Issuer; and

(x)	the Dealer of the Financed Vehicle has no participation in, or other right to receive, any proceeds of such Receivable.

(c)	Schedule of Receivables. The information with respect to each Receivable transferred on the Closing Date set forth in the Schedule of Receivables was true and correct in all material respects as of the Cut-Off Date.

(d)	Compliance with Law. Each Receivable complied at the time it was originated or made, in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including, to the extent applicable, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Bureau’s Regulations B and Z, the Servicemembers Civil Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and any other consumer credit, equal opportunity and disclosure laws applicable to that Receivable.

(e)	Binding Obligation. Each Receivable constitutes the legal, valid and binding payment obligation in writing of the Obligor, enforceable in all respects by the holder thereof in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally and (ii) as such Receivable may be modified by the application after the Cut-Off Date of the Servicemembers Civil Relief Act, as amended, to the extent applicable to the related Obligor.

Schedule I-2	Sale Agreement (2015-1)

(f)	Receivable in Force. Each Receivable has not been satisfied, subordinated or rescinded nor has the related Financed Vehicle been released from the lien granted by the Receivable in whole or in part.

(g)	No Default; No Waivers. Except for payment delinquencies continuing for a period of not more than 30 days as of the Cut-Off Date, the records of the Servicer did not disclose that any default, breach, violation or event permitting acceleration under the terms of the Receivable existed as of the Cut-Off Date or that any continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable had arisen as of the Cut-Off Date and the Seller has not waived any of the foregoing.

(h)	Insurance. Each Receivable requires the Obligor thereunder to insure the Financed Vehicle under a physical damage insurance policy.

(i)	No Government Obligor. The Obligor on each Receivable is not the United States of America or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States of America or any state thereof or any local government.

(j)	Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, assignment, contribution, conveyance or pledge of such Receivable would be unlawful, void, or voidable. The Seller has not entered into any agreement with any Obligor that prohibits, restricts or conditions the assignment of the related Receivable.

(k)	Good Title. As of the Closing Date, no Receivable has been sold, transferred, assigned, conveyed or pledged to any Person other than pursuant to the Transaction Documents. As of the Closing Date, and immediately prior to the sale and transfer herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens (except any Lien which will be released prior to the sale and transfer of such Receivable to the Issuer), and, immediately upon the sale and transfer thereof to the Issuer, the Issuer will have good and marketable title to each Receivable, free and clear of all Liens (other than Permitted Liens).

(l)	Filings. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Issuer a first priority, validly perfected ownership interest in the Receivables (other than the Related Security with respect thereto, to the extent that the interest of the Issuer therein cannot be perfected by the filing of a financing statement), and to give the Indenture Trustee a first priority perfected security interest therein, will be submitted for filing on the Closing Date.

(m)

Priority. The Receivable is not pledged, assigned, sold, subject to a security interest, or otherwise conveyed other than pursuant to the Transaction Documents. The Sale Agreement creates a valid and continuing security interest in the Receivable (other than the Related Security with respect thereto) in favor of the Issuer which security interest is

Schedule I-3	Sale Agreement (2015-1)

prior to all other Liens (other than Permitted Liens) and is enforceable as such against all other creditors of and purchasers and assignees from the Seller.

(n)	Characterization of Receivables. Each Receivable constitutes either “electronic chattel paper”, “tangible chattel paper”, an “instrument”, an “account”, a “promissory note”, a “general intangible” or a “payment intangible”, each as defined in the UCC.

(o)	One Original. There is only one executed original, electronically authenticated original or authoritative copy of the Contract (in each case within the meaning of the UCC) related to each Receivable. If such original has been marked, then such original does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than to a party to the Transaction Documents.

(p)	No Defenses. The Seller has no knowledge either of any facts which would give rise to any right of rescission, set-off, counterclaim or defense, or of the same being asserted or threatened, with respect to any Receivable.

(q)	No Repossession. As of the Cut-Off Date, no Financed Vehicle shall have been repossessed.

(r)	Pennsylvania Receivables. If such Receivable had an Obligor with a mailing address in Pennsylvania at origination, then such Receivable is not an “installment sale contract” within the meaning of the Pennsylvania Motor Vehicles Sales Finance Act, 69 P.S. §601 et. seq.

(s)	Electronic Chattel Paper. As of the Cut-Off Date, such Receivable did not cause the aggregate Outstanding Principal Balance of all Receivables that constitute “electronic chattel paper” (as defined in the UCC) to exceed 2.32% of the Net Pool Balance as of the Cut-Off Date.

(t)	Prepayments. The Receivable requires the Obligor thereunder to pay, upon any prepayment of such Receivable, an amount that is not less than the outstanding principal balance of such Receivable plus interest accrued at the applicable Contract Rate to the date of the prepayment.

Schedule I-4	Sale Agreement (2015-1)

SCHEDULE II

NOTICE ADDRESSES

If to the Issuer:

Fifth Third Auto Trust 2015-1

c/o Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Facsimile no. (302) 636-4140

Attention: Corporate Trust Administration

with copies to the Administrator, Fifth Third Bank and the Indenture Trustee

If to the Owner Trustee:

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Facsimile no. (302) 636-4140

Attention: Corporate Trust Administration

If to the Indenture Trustee:

Deutsche Bank Trust Company Americas

60 Wall Street

16th Floor

Mail Stop NYC 60-1625

New York, New York 10005

Facsimile no. (212) 553-2458

Attention: Irene Siegel – Fifth Third Auto Trust 2015-1

If to Seller:

Fifth Third Holdings Funding, LLC

1701 Golf Road

Tower 1, 9th Floor

Rolling Meadows, Illinois 60008

Facsimile no. (513) 534-4319

Attention: Matthew Marro

Schedule II-1	Sale Agreement (2015-1)

If to the Servicer or Sponsor:

Fifth Third Bank

38 Fountain Square Plaza

Cincinnati, Ohio 45263

Facsimile no. (513) 534-4319

Attention: Matthew Marro

If to Fitch:

Fitch Ratings, Inc.

One State Street Plaza

New York, New York 10004

Facsimile no. (212) 514-9879

Attention: Asset Backed Surveillance

If to Moody’s:

Moody’s Investors Service, Inc.

7 World Trade Center

250 Greenwich Street

New York, NY 10007

Schedule II-2	Sale Agreement (2015-1)

SCHEDULE III

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Agreement, the Seller hereby represents, warrants and covenants to the Issuer as follows on the Closing Date:

General

1. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Transferred Assets in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Seller.

2. The Receivables constitute “chattel paper” (including “electronic chattel paper” or “tangible chattel paper”), “accounts”, “instruments”, “promissory notes”, “payment intangibles” or “general intangibles”, within the meaning of the applicable UCC.

3. Immediately prior to the sale, transfer, contribution, assignment and/or conveyance of a Receivable, such Receivable is secured by a first priority validly perfected and enforceable security interest in the related Financed Vehicle in favor of the Originator, as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Originator, as secured party, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally.

Creation

4. Immediately prior to the sale, transfer, contribution, assignment and/or conveyance of a Receivable by the Seller to the Issuer, the Seller owned and had good and marketable title to such Receivable free and clear of any Lien (other than any Liens in favor of the Issuer) and immediately after the sale, transfer, assignment and conveyance of such Receivable to the Issuer, the Issuer will have good and marketable title to such Receivable free and clear of any Lien.

5. The Seller has received all consents and approvals to the sale of the Receivables hereunder to the Issuer required by the terms of the Receivables that constitute instruments.

Schedule III-1	Sale Agreement (2015-1)

Perfection

6. The Seller has submitted or will have caused to be submitted, on the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from the Seller to the Issuer and the security interest in the Receivables granted to the Issuer hereunder; and the Servicer, in its capacity as custodian, has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Purchaser”.

7. With respect to Receivables that constitute an instrument or tangible chattel paper, either:

a.	All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee, as pledgee of the Issuer; or

b.	Such instruments or tangible chattel paper are in the possession of the Servicer and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer (in its capacity as custodian) is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee, as pledgee of the Issuer; or

c.	The Servicer received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee, as pledgee of the Issuer.

Priority

8. The Seller has not authorized the filing of, and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of the Receivables by the Bank to FTH LLC under the Receivables Sale Agreement, (ii) relating to the conveyance of the Receivables by FTH LLC to the Seller under the Purchase Agreement, (iii) relating to the conveyance of the Receivables by the Seller to the Issuer under the Sale Agreement, (iv) relating to the security interest granted to the Indenture Trustee under the Indenture or (v) that has been terminated.

9. The Seller is not aware of any material judgment, ERISA or tax lien filings against the Seller.

10. Neither the Seller nor a custodian or vaulting agent thereof holding any Receivable that is electronic chattel paper has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.

Schedule III-2	Sale Agreement (2015-1)

11. None of the instruments, electronic chattel paper or tangible chattel paper that constitutes or evidences the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than FTH LLC, the Seller, the Issuer or the Indenture Trustee.

Survival of Perfection Representations

12. Notwithstanding any other provision of the Sale Agreement or any other Transaction Document, the perfection representations, warranties and covenants contained in this Schedule III shall be continuing, and remain in full force and effect until such time as all obligations under the Transaction Documents and the Notes have been finally and fully paid and performed.

No Waiver

13. The Issuer shall provide the Rating Agencies with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Schedule III, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

Schedule III-3	Sale Agreement (2015-1)

APPENDIX A

DEFINITIONS

(see attached)

Appendix A-1	Sale Agreement (2015-1)

APPENDIX A

DEFINITIONS

The following terms have the meanings set forth, or referred to, below:

“Accrued Note Interest” means, with respect to any Payment Date, the sum of the Noteholders’ Monthly Accrued Interest for such Payment Date and the Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Act” has the meaning set forth in Section 11.3(a) of the Indenture.

“Administration Agreement” means the Administration Agreement, dated as of the Closing Date, among the Administrator, the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

“Administrator” means the Bank, or any successor Administrator under the Administration Agreement.

“Affiliate” means, for any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such specified Person and “affiliated” has a meaning correlative to the foregoing. For purposes of this definition, “control” means the power, directly or indirectly, to cause the direction of the management and policies of a Person.

“Applicable Tax State” means, as of any date, each State as to which any of the following is then applicable: (a) a State in which the Owner Trustee maintains its Corporate Trust Office, (b) a State in which the Owner Trustee maintains its principal executive offices or (c) the State of Ohio or the State of Illinois.

“Authenticating Agent” means any Person authorized by the Indenture Trustee to act on behalf of the Indenture Trustee to authenticate and deliver the Notes.

“Authorized Newspaper” means a newspaper of general circulation in the City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

“Authorized Officer” means (a) with respect to the Issuer, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) or (ii) so long as the Administration Agreement is in effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Owner Trustee and the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (b) with respect to the Owner Trustee, the Indenture Trustee, the Note Registrar and the Servicer, any officer of the Owner Trustee, the Indenture Trustee, the Note Registrar or the Servicer, as

Appendix A to the Sale Agreement (2015-1)

applicable, who is authorized to act for the Owner Trustee, the Indenture Trustee, the Note Registrar or the Servicer, as applicable, in matters relating to the Owner Trustee, the Indenture Trustee, the Note Registrar or the Servicer and who is identified on a list of Authorized Officers delivered by each of the Owner Trustee, the Indenture Trustee and the Servicer to the Indenture Trustee on the Closing Date or by the Note Registrar on the date of its appointment as such (as such list may be modified or supplemented from time to time thereafter).

“Available Funds” means, for any Payment Date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all Collections received by the Servicer during such Collection Period, (ii) the sum of the Repurchase Prices deposited into the Collection Account with respect to each Receivable that is to become a Repurchased Receivable on such Payment Date, (iii) the Reserve Account Excess Amount for such Payment Date and (iv) the Optional Purchase Price deposited into the Collection Account in connection with the exercise of the Optional Purchase.

“Available Funds Shortfall Amount” means, as of any Payment Date, the amount by which the sum of the amounts required to be paid pursuant to clauses first through third of Section 8.5(a) of the Indenture exceeds the Available Funds for such Payment Date.

“Bank” means Fifth Third Bank, an Ohio banking corporation, and its successors and assigns.

“Bank Transferred Assets” has the meaning set forth in Section 2.1 of the Receivables Sale Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. 101 et seq., as amended.

“Bankruptcy Event” means, with respect to any Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days or (ii) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Bankruptcy Remote Party” means each of the Seller, the Issuer, any other trust created by the Seller or any limited liability company or corporation wholly-owned by the Seller.

2	Appendix A to the Sale Agreement (2015-1)

“Benefit Plan” means (i) any “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, (ii) a “plan” as described by Section 4975(e)(1) of the Code, which is subject to Section 4975 of the Code or (iii) any entity deemed to hold the assets of any of the foregoing by reason of such employee benefit plan’s or other plan’s investment in the entity.

“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Ohio, Illinois or New York, or in the states in which the Corporate Trust Office of the Indenture Trustee is located, are authorized or obligated by law, executive order or government decree to be closed.

“Certificate” means a certificate substantially in the form of Exhibit A to the Trust Agreement evidencing a beneficial interest in the Issuer. For the avoidance of doubt, the references in the Transaction Documents to a “Certificate” or a “Certificateholder”, unless the context otherwise requires, shall be deemed to be references to “Certificates” or “Certificateholders” if more than one Certificate has been issued.

“Certificate Distribution Account” means the account designated as such, established and maintained to the extent required by Section 8.2(a)(iv) of the Indenture.

“Certificate of Title” means, with respect to any Financed Vehicle, the certificate of title or other documentary evidence of ownership of such Financed Vehicle as issued by the department, agency or official of the jurisdiction (whether in paper or electronic form) in which such Financed Vehicle is titled and which is responsible for accepting applications for, and maintaining records regarding, certificates of title and liens thereon.

“Certificate of Trust” means the certificate of trust for the Issuer filed on September 2, 2015 by the Owner Trustee pursuant to the Statutory Trust Statute.

“Certificate Paying Agent” means Wilmington Trust, National Association or any other Person appointed as the successor Certificate Paying Agent pursuant to Section 3.7 of the Trust Agreement.

“Certificate Register” and “Certificate Registrar” have the respective meanings set forth in Section 3.4 of the Trust Agreement.

“Certificateholder” means, as of any date, the Person in whose name a Certificate is registered on the Certificate Register on such date.

“Class” means a group of Notes whose form is identical except for variation in denomination, principal amount or owner, and references to “each Class” thus mean each of the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3 Notes and the Class A-4 Notes.

3	Appendix A to the Sale Agreement (2015-1)

“Class A-1 Final Scheduled Payment Date” means the Payment Date occurring on November 15, 2016.

“Class A-1 Interest Rate” means 0.43000% per annum (computed on the basis of the actual number of days elapsed during the applicable Interest Period, but assuming a 360-day year).

“Class A-1 Note Balance” means, at any time, the Initial Class A-1 Note Balance reduced by all payments of principal made prior to such time on the Class A-1 Notes.

“Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered on the Note Register.

“Class A-1 Notes” means the Class of auto loan asset backed notes designated as Class A-1 Notes, issued in accordance with the Indenture.

“Class A-2 Final Scheduled Payment Date” means the Payment Date occurring on May 15, 2018.

“Class A-2 Noteholder” means the Person in whose name a Class A-2 Note is registered on the Note Register.

“Class A-2-A Interest Rate” means 1.02% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-2-A Note Balance” means, at any time, the Initial Class A-2-A Note Balance reduced by all payments of principal made prior to such time on the Class A-2-A Notes.

“Class A-2-A Notes” means the Class of auto loan asset backed notes designated as Class A-2-A Notes, issued in accordance with the Indenture.

“Class A-2-B Interest Rate” means LIBOR + 0.55% per annum (computed on the basis of the actual number of days elapsed during the applicable Interest Period, but assuming a 360-day year).

“Class A-2-B Note Balance” means, at any time, the Initial Class A-2-B Note Balance reduced by all payments of principal made prior to such time on the Class A-2-B Notes.

“Class A-2-B Notes” means the Class of auto loan asset backed notes designated as Class A-2-B Notes, issued in accordance with the Indenture.

“Class A-2 Notes” means, collectively, the Class A-2-A Notes and the Class A-2-B Notes.

“Class A-3 Final Scheduled Payment Date” means the Payment Date occurring on March 16, 2020.

4	Appendix A to the Sale Agreement (2015-1)

“Class A-3 Interest Rate” means 1.42% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-3 Note Balance” means, at any time, the Initial Class A-3 Note Balance reduced by all payments of principal made prior to such time on the Class A-3 Notes.

“Class A-3 Noteholder” means the Person in whose name a Class A-3 Note is registered on the Note Register.

“Class A-3 Notes” means the Class of auto loan asset backed notes designated as Class A-3 Notes, issued in accordance with the Indenture.

“Class A-4 Final Scheduled Payment Date” means the Payment Date occurring on August 15, 2022.

“Class A-4 Interest Rate” means 1.79% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-4 Note Balance” means, at any time, the Initial Class A-4 Note Balance reduced by all payments of principal made prior to such time on the Class A-4 Notes.

“Class A-4 Noteholder” means the Person in whose name a Class A-4 Note is registered on the Note Register.

“Class A-4 Notes” means the Class of auto loan asset backed notes designated as Class A-4 Notes, issued in accordance with the Indenture.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and shall initially be DTC.

“Clearing Agency Participant” means a broker, dealer, bank or other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means November 5, 2015.

“Code” means the Internal Revenue Code of 1986, as amended, modified or supplemented from time to time, and any successor law thereto, and the regulations promulgated and the rulings issued thereunder.

“Collateral” has the meaning set forth in the Granting Clause of the Indenture.

“Collection Account” means the trust account established and maintained pursuant to Section 8.2(a)(i) of the Indenture.

“Collection Period” means the period commencing on the first day of each calendar month and ending on the last day of such calendar month (or, in the case of the initial Collection Period, the period commencing on the Cut-Off Date and ending on October 31, 2015). As used

5	Appendix A to the Sale Agreement (2015-1)

herein, the “related” Collection Period with respect to a Payment Date shall be deemed to be the Collection Period which precedes such Payment Date.

“Collections” means, with respect to the Receivables and to the extent received by the Servicer after the Cut-Off Date, (A) the sum of (i) any monthly payment by or on behalf of the Obligor thereunder, (ii) any full or partial prepayment of such Receivables, (iii) all Liquidation Proceeds and (iv) any other amounts received by the Servicer which, in accordance with the Customary Servicing Practices, would customarily be applied to the payment of accrued interest or to reduce the Outstanding Principal Balance of a Receivable less (B) all Liquidation Expenses; provided, however, that the term “Collections” in no event will include (1) for any Payment Date, any amounts in respect of any Receivable the Repurchase Price of which has been included in the Available Funds on a prior Payment Date, (2) any Supplemental Servicing Fees or (3) rebates of premiums with respect to the cancellation or termination of any Insurance Policy, extended warranty or service contract that was not financed by such Receivable.

“Commission” means the U.S. Securities and Exchange Commission.

“Computation Agent” means the Person appointed by a majority of the Noteholders evidencing at least a majority of the Outstanding Note Balance (or, if no Notes are Outstanding, by the Majority Certificateholders) to fulfill the role of Computation Agent pursuant to Sections 12.5(c), 12.5(e)(ii) and 12.5(e)(iii)(a) of the Indenture. For the avoidance of doubt, the Indenture Trustee or Owner Trustee may (but are not required to) serve in this role, and the Indenture Trustee acting as Computation Agent will be entitled to a fee for such service pursuant to Section 6.7 of the Indenture, and the Owner Trustee acting as Computation Agent will be entitled to a fee for such service pursuant to Section 8.1 of the Trust Agreement.

“Contract” means, with respect to any Receivable, the motor vehicle retail installment sale contract and/or note and security agreement, the installment loan agreement, any amendments thereto and any related documentary draft, if applicable, evidencing such Receivable.

“Contract Rate” means, with respect to a Receivable, the rate per annum at which interest accrues under the Contract evidencing such Receivable. Such rate may be less than the “Annual Percentage Rate” disclosed in the Receivable.

“Corporate Trust Office” means:

(a) as used with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Indenture is located at (i) solely for the purposes of transfer, surrender, exchange or presentation for final payment: DB Services Americas, Inc., MS JCK01-0218, 5022 Gate Parkway, Suite 200, Jacksonville, Florida 32256, Attention: Fifth Third Auto Trust 2015-1 and (ii) for all other purposes: Deutsche Bank Trust Company Americas, 60 Wall Street, 16th Floor, Mail Stop NYC 60-1625, New York, New York 10005, Attention: Fifth Third Auto Trust 2015-1, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Administrator, the Servicer and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which

6	Appendix A to the Sale Agreement (2015-1)

the successor Indenture Trustee will notify the Noteholders, the Administrator, the Servicer and the Owner Trustee); and

(b) as used with respect to Owner Trustee, the corporate trust office of the Owner Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, (facsimile no. (302) 636-4140), Attention: Corporate Trust Administration or at such other address as the Owner Trustee may designate by notice to the Certificateholder and the Seller, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholder and the Seller).

“Customary Servicing Practices” means the customary servicing practices of the Servicer or any Sub-Servicer with respect to all comparable motor vehicle receivables that the Servicer or such Sub-Servicer, as applicable, services for itself or others, as such practices may be changed from time to time, it being understood that the Servicer and the Sub-Servicers may not have the same “Customary Servicing Practices”.

“Cut-Off Date” means the close of business on September 30, 2015.

“Dealer” means a motor vehicle dealership.

“Default” means any occurrence that is, or with notice or lapse of time or both would become, an Event of Default.

“Defaulted Receivable” means a Receivable (other than a Repurchased Receivable), which the Servicer has charged-off in accordance with its Customary Servicing Practices.

“Definitive Note” means a definitive fully registered Note issued pursuant to Section 2.12 of the Indenture.

“Delivery” when used with respect to Trust Account Property means:

(a) with respect to (I) bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” as defined in Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer of actual possession thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to the Indenture Trustee or its nominee or custodian or endorsed in blank and (II) with respect to a “certificated security” (as defined in Section 8-102(a)(4) of the UCC) transfer of actual possession thereof (i) by physical delivery of such certificated security to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, or to another person, other than a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC), who acquires possession of the certificated security on behalf of the Indenture Trustee or its nominee or custodian or, having previously acquired possession of the certificate, acknowledges that it holds for the Indenture Trustee or its nominee or custodian or (ii) if such certificated security is in registered form, by delivery thereof to a “securities intermediary”, endorsed to or registered in the name of the Indenture Trustee or its nominee or custodian, and the making by such “securities intermediary” of entries on its books and records identifying such

7	Appendix A to the Sale Agreement (2015-1)

certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such “securities intermediary” of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the other government agencies, instrumentalities and establishments of the United States identified in Appendix A to Federal Reserve Bank Operating Circular No. 7 as in effect from time to time that is a “book-entry security” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) held in a securities account and eligible for transfer through the Fedwire® Securities Service operated by the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate securities account maintained with a Federal Reserve Bank by a “participant” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) that is a “depository institution” (as defined in Section 19(b)(1)(A) of the Federal Reserve Act) pursuant to applicable Federal regulations, and issuance by such depository institution of a deposit notice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such depository institution of entries in its books and records identifying such book entry security held through the Federal Reserve System pursuant to Federal book-entry regulations or a security entitlement thereto as belonging to the Indenture Trustee or its nominee or custodian and indicating that such depository institution holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

(c) with respect to any item of Trust Account Property that is an “uncertificated security” (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by clause (b) above, (i) registration on the books and records of the issuer thereof in the name of the Indenture Trustee or its nominee or custodian, or (ii) registration on the books and records of the issuer thereof in the name of another person, other than a securities intermediary, who acknowledges that it holds such uncertificated security for the benefit of the Indenture Trustee or its nominee or custodian.

“Depositor” means the Seller in its capacity as depositor under the Trust Agreement.

“Designated Certificateholder Account” means (a) so long as the Depositor or one of its Affiliates is the sole Certificateholder, the account designated by such Certificateholder (which

8	Appendix A to the Sale Agreement (2015-1)

need not be under the control of the Owner Trustee) and (b) at any time thereafter, the Certificate Distribution Account.

“Determination Date” means, for any Collection Period, the second Business Day preceding the related Payment Date, beginning November 12, 2015.

“Dollar” and “$” mean lawful currency of the United States of America.

“DTC” means The Depository Trust Company, and its successors.

“Eligible Account” means: (a) a deposit account maintained with a federal or state chartered depository institution or trust company that is an Eligible Institution or (b) with respect to Permitted Investments only, a segregated trust account maintained with the corporate trust department of a federal depository institution or state chartered depository institution that is subject to federal or state regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. §9.10(b) which has corporate trust powers, acting in its fiduciary capacity, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

“Eligible Institution” means (a) in the case of deposit accounts or trust accounts in which deposits are held for less than thirty (30) days, an institution whose long-term unsecured debt obligations are rated at least A by Fitch and are rated at least A3 by Moody’s, and if such institution has a short-term rating from Fitch, an institution whose commercial paper, short-term debt obligations or other short-term deposits are rated at least F1 by Fitch and (b) in the case of deposit accounts or trust accounts in which deposits are held for more than thirty (30) days, an institution whose commercial paper, short-term debt obligations or other short-term deposits are rated P-2 by Moody’s, and whose long-term unsecured debt obligations are rated at least A by Fitch, and if such institution has a short-term rating from Fitch, an institution whose commercial paper, short-term debt obligations or other short-term deposits are rated at least F1 by Fitch.

“Eligible Receivable” means, (a) as used in the Receivables Sale Agreement, a Receivable meeting all of the criteria set forth on Schedule I of the Receivables Sale Agreement as of the Closing Date; (b) as used in the Purchase Agreement, a Receivable meeting all of the criteria set forth on Schedule I of the Purchase Agreement as of the Closing Date; and (c) as used in the Sale Agreement, a Receivable meeting all of the criteria set forth on Schedule I of the Sale Agreement as of the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and any successor law thereto, and the regulations promulgated and rulings issued thereunder.

“Event of Default” has the meaning set forth in Section 5.1 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Reports” means any reports on Form 10-D, Form 8-K and Form 10-K filed or to be filed by the Seller with respect to the Issuer under the Exchange Act.

9	Appendix A to the Sale Agreement (2015-1)

“FATCA” means Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.

“FATCA Withholding Tax” means any withholding or deduction required pursuant to FATCA.

“FDIC” means the Federal Deposit Insurance Corporation.

“FDIC Rule” means the FDIC’s rule regarding the treatment by the FDIC, as receiver or conservator of an insured depository institution, of financial assets transferred by the institution in connection with a securitization or participation (12 C.F.R. § 360.6).

“Fifth Third Parties” means collectively, the Bank, FTH LLC, the Seller and the Issuer.

“Final Scheduled Payment Date” means, with respect to (i) the Class A-1 Notes, the Class A-1 Final Scheduled Payment Date, (ii) the Class A-2 Notes, the Class A-2 Final Scheduled Payment Date, (iii) the Class A-3 Notes, the Class A-3 Final Scheduled Payment Date and (iv) the Class A-4 Notes, the Class A-4 Final Scheduled Payment Date.

“Financed Vehicle” means a new or used automobile, light-duty truck, van or other motor vehicle, together with all accessions thereto, securing an Obligor’s indebtedness under the applicable Receivable.

“First Allocation of Principal” means, for any Payment Date, an amount not less than zero equal to the excess, if any, of (a) the Note Balance of the Notes as of such Payment Date (before giving effect to any principal payments made on the Notes on such Payment Date) over (b) the Net Pool Balance as of the last day of the related Collection Period; provided, however, that the First Allocation of Principal on and after the Final Scheduled Payment Date for any Class of Notes will not be less than the amount that is necessary to reduce the Note Balance of that Class of Notes to zero.

“Fitch” means Fitch Ratings, Inc., or any successor that is a nationally recognized statistical rating organization.

“Form 10-D Disclosure Item” means, with respect to any Person, (a) any legal proceedings pending against such Person or of which any property of such Person is then subject, or (b) any proceedings known to be contemplated by governmental authorities against such Person or of which any property of such Person would be subject, in each case that would be material to the Noteholders.

“FTH LLC” means Fifth Third Holdings, LLC, a Delaware limited liability company, and its successors and assigns.

10	Appendix A to the Sale Agreement (2015-1)

“GAAP” means generally accepted accounting principles in the USA, applied on a materially consistent basis.

“Governmental Authority” means any (a) federal, state, municipal, foreign or other governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court or judicial authority.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto. Other forms of the verb “to Grant” shall have correlative meanings.

“Holder” means, as the context may require, the Certificateholder or a Noteholder or both.

“Indenture” means the Indenture, dated as of the Closing Date, between the Issuer and Indenture Trustee, as the same may be amended and supplemented from time to time.

“Indenture Trustee” means Deutsche Bank Trust Company Americas, a New York banking corporation, not in its individual capacity but as indenture trustee under the Indenture, or any successor indenture trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that such Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Administrator and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor upon the Notes, the Administrator or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor upon the Notes, the Administrator or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Appendix A and that the signer is Independent within the meaning thereof.

“Initial Class A-1 Note Balance” means $187,000,000.

11	Appendix A to the Sale Agreement (2015-1)

“Initial Class A-2-A Note Balance” means $124,000,000.

“Initial Class A-2-B Note Balance” means $100,000,000.

“Initial Class A-3 Note Balance” means $264,000,000.

“Initial Class A-4 Note Balance” means $75,000,000.

“Initial Note Balance” means, for any Class, the Initial Class A-1 Note Balance, the Initial Class A-2-A Note Balance, the Initial Class A-2-B Note Balance, the Initial Class A-3 Note Balance and the Initial Class A-4 Note Balance, as applicable, or with respect to the Notes generally, the sum of the foregoing.

“Initial Reserve Account Deposit Amount” means an amount equal to $1,958,293.76.

“Insurance Policy” means (i) any theft and physical damage insurance policy maintained by the Obligor under a Receivable, providing coverage against loss or damage to or theft of the related Financed Vehicle, and (ii) any credit life or credit disability insurance maintained by an Obligor in connection with any Receivable.

“Interest Period” means, with respect to any Payment Date, (a) with respect to the Class A-1 Notes and the Class A-2-B Notes, from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date to but excluding that Payment Date (for example, for a Payment Date in February, the Interest Period is from and including the Payment Date in January to but excluding the Payment Date in February) and (b) for the Class A-2-A Notes, the Class A-3 Notes and the Class A-4 Notes, from and including the 15th day of the calendar month preceding such Payment Date (or from and including the Closing Date in the case of the first Payment Date) to but excluding the 15th day of the calendar month in which such Payment Date occurs.

“Interest Rate” means (a) with respect to the Class A-1 Notes, the Class A-1 Interest Rate, (b) with respect to the Class A-2-A Notes, the Class A-2-A Interest Rate, (c) with respect to the Class A-2-B Notes, the Class A-2-B Interest Rate, (d) with respect to the Class A-3 Notes, the Class A-3 Interest Rate and (e) with respect to the Class A-4 Notes, the Class A-4 Interest Rate.

“Issuer” means Fifth Third Auto Trust 2015-1, a Delaware statutory trust established pursuant to the Trust Agreement and the filing of the Certificate of Trust, until a successor replaces it and, thereafter, means such successor.

“Issuer Order” and “Issuer Request” means a written order or request of the Issuer signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Item 1119 Party” means the Seller, the Bank, FTH LLC, the Servicer, the Indenture Trustee, the Owner Trustee, any underwriter of the Notes and any other material transaction party identified by the Seller, the Bank or FTH LLC to the Indenture Trustee and the Owner Trustee in writing.

12	Appendix A to the Sale Agreement (2015-1)

“LIBOR” means, subject to Section 3.1(b) of the Indenture, with respect to any Interest Period (including the first Interest Period), the London interbank offered rate for deposits in U.S. Dollars having a maturity of one month commencing on the related LIBOR Determination Date which appears on Bloomberg Screen BTMM Page (or any successor page) as of 11:00 a.m., London time, on such LIBOR Determination Date. If the rates used to determine LIBOR do not appear on the Bloomberg Screen BTMM Page (or any successor page), the rates for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having a maturity of one month and in a principal amount of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m. London time, on such LIBOR Determination Date to prime banks in the London interbank market by the reference banks. The reference banks are the four major banks in the London interbank market selected by the Administrator.

“LIBOR Determination Date” means the second London Business Day prior to the Closing Date with respect to the first Payment Date and, as to each subsequent Payment Date, the second London Business Day prior to the immediately preceding Payment Date.

“Lien” means, for any asset or property of a Person, a lien, security interest, mortgage, pledge or encumbrance in, of or on such asset or property in favor of any other Person, except any Permitted Lien.

“Liquidation Expenses” means, in the case of each of clauses (a) through (c) of the definition of “Liquidation Proceeds”, any expenses (including without limitation, any auction, painting, repair or refurbishment expenses in respect of the related Financed Vehicle) incurred by the Servicer in connection therewith and any payments required by law to be remitted to the Obligor.

“Liquidation Proceeds” means, with respect to any Receivable, (a) insurance proceeds received by the Servicer with respect to the Insurance Policies, (b) amounts received by the Servicer in connection with such Receivable pursuant to the exercise of rights under such Receivable and (c) the monies collected by the Servicer (from whatever source, including proceeds of a sale of a Financed Vehicle, a deficiency balance recovered from the Obligor after the charge-off of such Receivable or as a result of any recourse against the related Dealer, if any) on such Receivable other than any monthly payments by or on behalf of the Obligor thereunder or any full or partial prepayment of such Receivable; provided, however, that the Repurchase Price for any Receivable shall not constitute “Liquidation Proceeds.”

“London Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in London, England are authorized or obligated by law or government decree to be closed.

“Majority Certificateholders” means Certificateholders holding in the aggregate more than 50% of the Percentage Interests.

“Moody’s” means Moody’s Investors Service, Inc., or any successor that is a nationally recognized statistical rating organization.

13	Appendix A to the Sale Agreement (2015-1)

“Net Pool Balance” means, as of any date, the aggregate Outstanding Principal Balance of all Receivables (other than Defaulted Receivables) of the Issuer on such date.

“Note” means a Class A-1 Note, Class A-2-A Note, Class A-2-B Note, Class A-3 Note or Class A-4 Note, in each case substantially in the form of Exhibit A to the Indenture.

“Note Balance” means, with respect to any date of determination, for any Class, the Class A-1 Note Balance, Class A-2-A Note Balance, Class A-2-B Note Balance, Class A-3 Note Balance or Class A-4 Note Balance, as applicable, or with respect to the Notes generally, the sum of all of the foregoing.

“Note Depository Agreement” means the agreement, dated as of the Closing Date, between the Issuer and DTC, as the initial Clearing Agency relating to the Notes, as the same may be amended or supplemented from time to time.

“Note Factor” means, with respect to the Notes or any Class of Notes on any Payment Date, a six-digit decimal figure equal to the Note Balance of the Notes or such Class of Notes, as applicable, as of the end of the preceding Collection Period divided by the Note Balance of the Notes or such Class of Notes, as applicable, as of the Closing Date. The Note Factor will be 1.000000 as of the Closing Date; thereafter, the Note Factor will decline to reflect reductions in the Note Balance of the Notes or such Class of Notes, as applicable.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Register” and “Note Registrar” have the respective meanings set forth in Section 2.4 of the Indenture.

“Noteholder” means, as the context requires, all of the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders or any of the foregoing. For the avoidance of doubt, the references in the Transaction Documents to a “Noteholder” shall be deemed to be references to “Noteholders” if the context requires.

“Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess, if any, of (A) the sum of (i) the Noteholders’ Monthly Accrued Interest for the preceding Payment Date and (ii) any Noteholders’ Interest Carryover Shortfall for the preceding Payment Date, over (B) the amount in respect of interest that is actually paid to Noteholders on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Payment Date, to the extent permitted by law, at the respective Interest Rates borne by such Notes for the related Interest Period.

“Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3 Notes and the Class A-4 Notes at the respective

14	Appendix A to the Sale Agreement (2015-1)

Interest Rate for such Class on the Note Balance of the Notes of the related Class as of the immediately preceding Payment Date or, with respect to the First Payment Date, as of the Closing Date, as the case may be, after giving effect to all payments of principal to the Noteholders on or prior to such preceding Payment Date.

“Obligor” means, for any Receivable, each Person obligated to pay such Receivable.

“Officer’s Certificate” means (i) with respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer and (ii) with respect to the Seller, the Bank, FTH LLC or the Servicer, a certificate signed by the chairman of the board, the president, any executive vice president, any vice president, any assistant vice president, the treasurer, any assistant treasurer or the controller of the Seller, FTH LLC, the Bank, or the Servicer, as applicable.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture or any other applicable Transaction Document, be employees of or counsel to the Issuer, the Servicer, the Seller, the Bank, FTH LLC or the Administrator, and which opinion or opinions comply with any applicable requirements of the Transaction Documents and are in form and substance reasonably satisfactory to the recipient(s). Opinions of Counsel need address matters of law only and may be based upon stated assumptions as to relevant matters of fact.

“Optional Purchase” has the meaning set forth in Section 7.1 of the Servicing Agreement.

“Optional Purchase Price” has the meaning set forth in Section 7.1 of the Servicing Agreement.

“Originator” means, with respect to any Receivable, the Bank.

“Other Assets” means any assets (or interests therein) (other than the Trust Estate) conveyed or purported to be conveyed by the Seller to another Person or Persons other than the Issuer, whether by way of a sale, capital contribution or by virtue of the granting of a lien.

“Outstanding” means, as of any date, all Notes, or all Notes of an applicable Class, as applicable, theretofore authenticated and delivered under the Indenture except:

(i) Notes (or Notes of an applicable Class) theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii) Notes (or Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made); and

(iii) Notes (or Notes of an applicable Class) in exchange for or in lieu of other Notes (or Notes of such Class) that have been authenticated and delivered pursuant to the Indenture

15	Appendix A to the Sale Agreement (2015-1)

unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, that in determining whether Noteholders holding the requisite Note Balance have given any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any Transaction Document, Notes owned by the Issuer, any Certificateholder, the Servicer, the Administrator or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding unless all of the Notes are then owned by the Issuer, the Certificateholder, the Servicer, the Administrator or any of their respective Affiliates, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee thereof establishes to the satisfaction of the Indenture Trustee such pledgee’s right so to act with respect to such Notes and that such pledgee is not the Issuer, the Seller, the Servicer, the Administrator or any of their respective Affiliates.

“Outstanding Principal Balance” means, with respect to any Receivable as of any date, the outstanding principal balance of such Receivable calculated in accordance with the Customary Servicing Practices.

“Owner Trustee” means Wilmington Trust, National Association, a national banking association, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

“Paying Agent” means (i) prior to the payment in full of principal and interest on the Notes, the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and the Principal Distribution Account, including the payment of principal of or interest on the Notes on behalf of the Issuer and (ii) following the payment in full of principal and interest on the Notes, the Certificate Paying Agent or any other Person appointed as the successor Certificate Paying Agent pursuant to Section 3.7 of the Trust Agreement.

“Payment Date” means the 15th day of each calendar month beginning November 16, 2015; provided, however, whenever a Payment Date would otherwise be a day that is not a Business Day, the Payment Date shall be the next Business Day. As used herein, the “related” Payment Date with respect to a Collection Period shall be deemed to be the Payment Date which immediately follows such Collection Period.

“Payment Default” has the meaning set forth in Section 5.4(a) of the Indenture.

“Percentage Interest” means, with respect to a Certificate, the individual percentage interest of such Certificate, which shall be specified on the face thereof and which shall represent the percentage of certain distributions of the Issuer beneficially owned by such Certificateholder. The sum of the Percentage Interests for all of the Certificates shall be 100%.

16	Appendix A to the Sale Agreement (2015-1)

“Permitted Investments” means any one or more of the following types of investments:

(a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

(b) demand deposits, money market deposit accounts, time deposits or certificates of deposit of any depository institution (including, the Servicer, the Indenture Trustee or the Owner Trustee or any of their respective Affiliates) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Moody’s of at least Prime-1 and from Fitch of F1+;

(c) commercial paper (including commercial paper of any Affiliate of the Seller, the Servicer, the Bank, the Indenture Trustee or the Owner Trustee or any of their respective Affiliates) having, at the time of the investment or contractual commitment to invest therein, a rating from Moody’s of at least Prime-1 and from Fitch of F1+;

(d) investments in money market funds (including funds for which the Seller, the Servicer, the Bank, the Indenture Trustee or Owner Trustee or any of their respective Affiliates is investment manager or advisor) having a rating (i) from Moody’s of Aaa or Aa1 and (ii)(A) if rated by Fitch, from Fitch of AAAmmf or, (B) if not rated by Fitch and in addition to the rating from Moody’s, from any other nationally recognized statistical rating organization equal to the highest rating category for money market funds from that organization;

(e) bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above; and

(f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above.

“Permitted Liens” means (a) any liens created by the Transaction Documents, (b) any liens for taxes not yet due and payable or the amount of which is being contested in good faith by appropriate Proceedings and (c) any liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like liens securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate Proceedings.

17	Appendix A to the Sale Agreement (2015-1)

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Physical Property” has the meaning specified in the definition of “Delivery” above.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; provided, however, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Principal Distribution Account” means the account by that name established and maintained pursuant to Section 8.2(a)(ii) of the Indenture.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase Agreement” means the Purchase Agreement, dated as of the Closing Date, between FTH LLC and the Seller, as amended, modified or supplemented from time to time.

“Purchased Assets” has the meaning set forth in Section 2.1 of the Purchase Agreement.

“Qualified Institutional Buyer” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Rating Agency” means either or each of Fitch or Moody’s, as indicated by the context.

“Rating Agency Condition” means, with respect to any event or circumstance and each Rating Agency, either (a) written confirmation (which may be in the form of a letter, press release or other publication, or a change in such Rating Agency’s published ratings criteria to this effect) by such Rating Agency that the occurrence of such event or circumstance will not cause it to downgrade, qualify or withdraw its rating assigned to any of the Notes or (b) that such Rating Agency shall have been given notice of such event or circumstance at least ten days prior to the occurrence of such event or circumstance (or, if ten (10) days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event or circumstance will cause it to downgrade, qualify or withdraw its rating assigned to the Notes.

“Receivable” means any Contract with respect to a new or used automobile, light-duty truck, van or other motor vehicle, which shall appear on the Schedule of Receivables and all Related Security in connection therewith which has not been released from the lien of the Indenture.

“Receivable Files” has the meaning set forth in Section 2.1(a) of the Servicing Agreement.

18	Appendix A to the Sale Agreement (2015-1)

“Receivables Sale Agreement” means the Receivables Sale Agreement, dated as of the Closing Date, between the Bank and FTH LLC, as amended, modified or supplemented from time to time.

“Record Date” means, unless otherwise specified in any Transaction Document, with respect to any Payment Date or Redemption Date, (i) for any Definitive Notes and for the Certificates, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date or Redemption Date occurs and (ii) for any Book-Entry Notes, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date.

“Records” means, for any Receivable, all contracts, books, records and other documents or information (including computer programs, tapes, disks, software and related property and rights, to the extent legally transferable) relating to such Receivable or the related Obligor.

“Redemption Date” means, in the case of a redemption of the Notes pursuant to Section 10.1 of the Indenture, the Payment Date specified by the Administrator or the Issuer pursuant to Section 10.1 of the Indenture.

“Redemption Price” means an amount equal to the sum of (a) the unpaid Note Balance of all Notes redeemed plus (b) accrued and unpaid interest thereon at the applicable Interest Rate for the Notes being so redeemed, up to but excluding the Redemption Date.

“Registered Holder” means the Person in whose name a Note is registered on the Note Register on the related Record Date.

“Regular Principal Distribution Amount” means, for any Payment Date, an amount not less than zero equal to the excess of (a) the excess of (A) the Note Balance of the Notes as of such Payment Date (before giving effect to any principal payments made on the Notes on such Payment Date) over (B) the Net Pool Balance as of the end of the related Collection Period minus the Target Overcollateralization Amount over (b) the First Allocation of Principal for that Payment Date; provided, however, that the “Regular Principal Distribution Amount” on and after the Final Scheduled Payment Date for any Class of Notes will not be less than the amount that is necessary to reduce the Note Balance of that Class to zero (after the application of the First Allocation of Principal).

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.

“Related Security” means, for any Receivable, (i) the security interest in the related Financed Vehicle, (ii) all rights of the Originator to proceeds from claims on any Insurance Policy, (iii) any other property securing the Receivables, (iv) all rights of the Originator against

19	Appendix A to the Sale Agreement (2015-1)

the related Dealer, (v) all rights of the Originator to refunds in connection with extended service agreements relating to Receivables and (vi) all proceeds of the foregoing.

“Relevant Trustee” means (i) prior to the payment in full of principal of and interest on the Notes, the Indenture Trustee and (ii) following the payment in full of principal of and interest on the Notes, the Owner Trustee; provided, however, that with respect to any property that is under the joint or separate control of a co-trustee or separate trustee under the Trust Agreement or the Indenture, respectively, “Relevant Trustee” shall refer to either or both of the Owner Trustee and such co-trustee or separate trustee or to either or both of the Indenture Trustee and such co-trustee or separate trustee, as the case may be.

“Reportable Event” means any event required to be reported on Form 8-K, and in any event, the following:

(a) entry into a material definitive agreement related to the Issuer, the Notes, the Receivables or an amendment to a Transaction Document, even if the Seller is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(b) termination of a Transaction Document (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), even if the Seller is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(c) with respect to the Servicer only, the occurrence of a Servicer Replacement Event;

(d) an Event of Default;

(e) the resignation, removal, replacement or substitution of the Indenture Trustee or the Owner Trustee; and

(f) with respect to the Indenture Trustee only, a required distribution to Holders of the Notes is not made as of the required Payment Date under the Indenture.

“Repurchase Price” means, with respect to any Repurchased Receivable, a price equal to the Outstanding Principal Balance of such Receivable plus any unpaid accrued interest related to such Receivable accrued to and including the end of the Collection Period preceding the date that such Repurchased Receivable was purchased by the Bank, FTH LLC, the Servicer or the Seller, as applicable.

“Repurchased Receivable” means a Receivable purchased by the Bank pursuant to Section 3.3 of the Receivables Sale Agreement, by FTH LLC pursuant to Section 3.3 of the Purchase Agreement, by the Servicer pursuant to Section 3.6 of the Servicing Agreement or by the Seller pursuant to Section 3.8 of the Sale Agreement.

20	Appendix A to the Sale Agreement (2015-1)

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 8.2(a)(iii) of the Indenture.

“Reserve Account Draw Amount” means, for any Payment Date, the amount withdrawn from the Reserve Account, equal to the lesser of (a) the Available Funds Shortfall Amount, if any, for such Payment Date and (b) the amount on deposit in the Reserve Account on the Business Day prior to such Payment Date (other than interest and investment income (net of losses and investment expenses) on funds on deposit in the Reserve Account). In addition, if the sum of the amounts in the Reserve Account and the remaining Available Funds after the payments under clauses first through third and fifth of Section 8.5(a) of the Indenture would be sufficient to pay in full the aggregate unpaid Note Balance of all of the outstanding Classes of Notes, then the Reserve Account Draw Amount will, if so specified by the Servicer in the Servicer’s Certificate, include such additional amount as may be necessary to pay all Outstanding Notes in full.

“Reserve Account Excess Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the amount of cash or other immediately available funds in the Reserve Account on that Payment Date, after giving effect to all deposits to and withdrawals from the Reserve Account relating to that Payment Date, over (b) the Specified Reserve Account Balance with respect to that Payment Date; provided, however, that if such Payment Date is the Redemption Date, the “Reserve Account Excess Amount” shall mean an amount equal to the amount of cash or other immediately available funds in the Reserve Account on that Payment Date (other than interest and investment income (net of losses and investment expenses) on funds on deposit in the Reserve Account), after giving effect to all deposits to and withdrawals from the Reserve Account relating to that Payment Date.

“Responsible Officer” means, (a) with respect to the Indenture Trustee, any officer within the corporate trust department of the Indenture Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Indenture Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of the Indenture, (b) with respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee and having direct responsibility for the administration of the Issuer, including any vice president, assistant vice president, assistant treasurer, assistant secretary, associate, trust officer or financial services officer, or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (c) with respect to the Servicer, the Bank, FTH LLC, the Seller or the Administrator, any officer of such Person having direct responsibility for the transactions contemplated by the Transaction Documents, including the president, treasurer or secretary or any vice president, controller, assistant vice president, assistant treasurer, assistant secretary, or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

21	Appendix A to the Sale Agreement (2015-1)

“Risk Retention Effective Date” means December 24, 2016.

“Risk Retention Rules” means Part 267 – Credit Risk Retention, 12 C.F.R. §267, as such rules may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Credit Risk Retention No. 34-73407, Fed. Reg. 77,602, 77,766 (December 24, 2014)) or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.

“Sale Agreement” means the Sale Agreement, dated as of the Closing Date, between the Seller and the Issuer, as the same may be amended and supplemented from time to time.

“Sarbanes Certification” has the meaning set forth in Section 8.19(b)(iii) of the Servicing Agreement.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, modified or supplemented from time to time, and any successor law thereto.

“Schedule of Receivables” means the schedule of Receivables transferred to the Issuer on the Closing Date.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means Fifth Third Holdings Funding, LLC, a Delaware limited liability company.

“Servicer” means the Bank, initially, and any replacement Servicer appointed pursuant to the Servicing Agreement.

“Servicer’s Certificate” means the certificate delivered pursuant to Section 3.9 of the Servicing Agreement.

“Servicer Replacement Event” means any one or more of the following that shall have occurred and be continuing:

(a) any failure by the Servicer to deliver or cause to be delivered any required payment to the Indenture Trustee or the Owner Trustee for deposit into the Collection Account, which failure continues unremedied for five (5) Business Days after discovery thereof by a Responsible Officer of the Servicer or receipt by a Responsible Officer of the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing at least a majority of the Outstanding Note Balance (or, if no Notes are Outstanding, from the Majority Certificateholders);

(b) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement (other than Section 3.15 of the Servicing Agreement), which failure materially and adversely affects the rights of the Issuer or the Noteholders or the Certificateholders, and which continues unremedied for ninety (90) days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing at least a majority of

22	Appendix A to the Sale Agreement (2015-1)

the Outstanding Note Balance (or, if no Notes are Outstanding, from the Majority Certificateholders) (it being understood that no Servicer Replacement Event will result from a breach by the Servicer of any covenant for which the repurchase of the affected Receivable is specified as the sole remedy pursuant to Section 3.6 of the Servicing Agreement);

(c) any representation or warranty of the Servicer made in any Transaction Document to which the Servicer is a party or by which it is bound or any certificate delivered pursuant to the Servicing Agreement (other than Section 3.15 of the Servicing Agreement) proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the Issuer, the Noteholders or Certificateholders, and which failure continues unremedied for ninety (90) days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing a majority of the aggregate principal amount of the Outstanding Notes (or, if no Notes are Outstanding, from the Majority Certificateholders); or

(d) the Servicer suffers a Bankruptcy Event;

provided, further, that (A) any delay or failure of performance referred to in clause (a) above shall have been caused by force majeure or other similar occurrence, the five Business Day grace period referred to in such clause (a) shall be extended for an additional sixty (60) calendar days and (B) if any delay or failure of performance referred to in clause (b) or clause (c) above shall have been caused by force majeure or other similar occurrence, the ninety (90) day grace period referred to in clause (b) or clause (c) shall be extended for an additional sixty (60) calendar days. The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) shall not create any presumption that any event in clauses (a), (b) or (c) above has occurred.

“Servicing Agreement” means the Servicing Agreement, dated as of the Closing Date, among the Issuer, the Servicer and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

“Servicing Fee” means, for any Payment Date, the product of (A) one-twelfth, (B) the Servicing Fee Rate and (C) the Net Pool Balance as of the first day of the related Collection Period (or, in the case of the first Payment Date, as of the Cut-Off Date).

“Servicing Fee Rate” means 1.00% per annum.

“Similar Law” means any federal, state, local or non-U.S. law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

“Simple Interest Method” means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual outstanding principal balance of the receivable on that date.

23	Appendix A to the Sale Agreement (2015-1)

“Simple Interest Receivable” means any motor vehicle receivable pursuant to which the payments due from the Obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method.

“Specified Reserve Account Balance” means $1,958,253.46 (which is approximately 0.25% of the initial Net Pool Balance); provided, however, on any Payment Date after the Notes are no longer Outstanding following payment in full of the principal and interest on the Notes, the “Specified Reserve Account Balance” shall be $0.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq.

“Sub-Servicer” means any Affiliate of the Servicer or any sub-contractor to whom any or all duties of the Servicer (including, without limitation, its duties as custodian) under the Transaction Documents have been delegated in accordance with Section 5.5 of the Servicing Agreement.

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any Receivable.

“Target Overcollateralization Amount” means, for any Payment Date, 4.75% of the Net Pool Balance as of the Cut-Off Date.

“Tax Information” means information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including FATCA Withholding Tax.

“Tax Retained Notes” if any, means any Notes beneficially owned by the Issuer for U.S. federal income tax purposes or any Person which for U.S. federal income tax purposes is considered the same Person as the Issuer, until such time as such Notes are the subject of an opinion pursuant to Section 2.4(f) of the Indenture.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

“Transaction Documents” means the Indenture, the Notes, the Note Depository Agreement, the Receivables Sale Agreement, the Sale Agreement, the Purchase Agreement, the Administration Agreement, the Servicing Agreement and the Trust Agreement, as the same may be amended or modified from time to time.

“Transferred Assets” means (a) the Purchased Assets, (b) all of the Seller’s rights under the Purchase Agreement, (c) all of FTH LLC’s rights under the Receivables Sale Agreement and (d) all proceeds of the foregoing.

24	Appendix A to the Sale Agreement (2015-1)

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Trust Accounts” has the meaning set forth in Section 8.2(a)(iii) of the Indenture.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of the Closing Date, between the Seller and the Owner Trustee, as the same may be amended and supplemented from time to time.

“Trust Estate” means all money, accounts, chattel paper, general intangibles, goods, instruments, investment property and other property of the Issuer, including without limitation (i) the Receivables acquired by the Issuer under the Sale Agreement, the Related Security relating thereto and Collections thereon after the Cut-Off Date, (ii) the Receivable Files, (iii) the rights of the Issuer to the funds on deposit from time to time in the Trust Accounts and any other account or accounts (other than the Designated Certificateholder Account, if any) established pursuant to the Indenture or Servicing Agreement and all cash, investment property and other property from time to time credited thereto and all proceeds thereof, (iv) the rights of the Seller, as buyer, under the Purchase Agreement, (v) the rights of the Issuer under the Sale Agreement, (vi) the rights of FTH LLC under the Receivables Sale Agreement, and (vii) all proceeds of the foregoing.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

“Underwriting Agreement” means the Underwriting Agreement, dated as of October 28, 2015, among Credit Suisse Securities (USA) LLC, on behalf of itself and as a representative of the several underwriters named therein, the Bank and the Seller.

“United States” or “USA” means the United States of America (including all states, the District of Columbia and political subdivisions thereof).

“United States Tax Person” means a United States Person as defined in Section 7701(a)(30) of the Code.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Unless otherwise inconsistent with the terms of this Agreement, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP. Amounts to be calculated hereunder shall be continuously recalculated at the time any information relevant to such calculation changes.

25	Appendix A to the Sale Agreement (2015-1)